EXHIBIT 10.4

THOMASVILLE BANCSHARES, INC.

2006 STOCK INCENTIVE PLAN

ARTICLE 1

GENERAL

1.1 Purpose. The Thomasville Bancshares, Inc. 2006 Stock Incentive Plan (the “Plan”) has been established by Thomasville Bancshares, Inc., a Georgia corporation (the “Company”) to (a) attract and retain high caliber employees and directors; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further align Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and its affiliates, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Persons, those persons who will be granted one or more Awards under the Plan, and thereby become Participants in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards outstanding under the Plan or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

1.3 Definitions. For purposes of the Plan, the terms listed below shall be defined as follows:

(a) Award shall mean any Option granted to any Participant under the Plan.

(b) Award Agreement shall mean an agreement entered into by the Company and the applicable Participant, setting forth the terms and provisions applicable to the Award.

(c) Board shall mean the Board of Directors of the Company.

(d) Change in Control shall mean the happening of any of the following:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”) or (b) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting

Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or, (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 1.3(d)(i); or

(ii) The individuals who, as of the date this Plan is approved by the Board, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that, if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered and defined as a member of the Incumbent Board; and provided further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 25% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business

Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e) Code means the Internal Revenue Code of 1986.

(f) Committee shall have the meaning set forth in Section 2.1.

(g) Disability shall mean total and permanent disability as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or its affiliates for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean the condition described in Code Section 22(e)(3). In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

(h) Effective Date shall have the meaning set forth in Section 4.1.

(i) Eligible Person shall mean any employee or director of the Company or its affiliates.

(j) Exchange Act shall mean the Securities Exchange Act of 1934.

(k) Exercise Price shall mean the exercise price per share of Stock as determined under Article 3.

(l) Fair Market Value shall mean:

(i) If the Stock is actively traded on any national securities exchange or any NASDAQ quotation or market system, the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded; or

(ii) If the shares of Stock are not actively traded on any such exchange or system, the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as determined by the Committee and reported by such exchange or system; or

(iii) If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, the fair market value of a share of Stock as determined by the

Committee in a consistent manner and taking into account such facts and circumstances deemed by the Committee to be material to the value of the Stock in the hands of the Participant; provided that, for purposes of granting Awards other than Incentive Stock Options, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value, provided any such method is consistently applied.

Notwithstanding the above, Fair Market Value of a share of Stock shall be determined in accordance with all applicable laws, including in the case of Incentive Stock Options the valuation principles described in Code Section 422.

(m) Incentive Stock Option or ISO shall have the meaning set forth in Section 3.1.

(n) Non-Qualified Stock Option shall have the meaning set forth in Section 3.1.

(o) Option shall have the meaning set forth in Section 3.1.

(p) Participant shall mean an Eligible Person who has been selected by the Committee, in accordance with the powers granted to it under Section 2.2, to participate in the Plan and has an Award currently outstanding under the Plan.

(q) Related Company shall mean any company during any period in which it is a “parent corporation” (as that term is defined in Code Section 424(e)) with respect to the Company or a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

(r) Stock shall mean shares of $1.00 par value voting common stock of the Company.

(s) Ten Percent Shareholder shall mean a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Related Company.

(t) Termination of Service shall mean the termination of the Participant’s service relationship, whether employment or otherwise, with the Company and its affiliates, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee shall, in its absolute discretion, but in compliance with applicable law, determine all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Service.

ARTICLE 2

COMMITTEE

2.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) selected by the Board. The Committee shall consist of at least two members of the Board and, during those periods that the Company is subject to the provisions of Section 16 of the Exchange Act, the Board shall consider the advisability of whether each such appointee shall qualify as a “non-employee director,” as that term is defined in Rule 16b-3 as then in effect under the Exchange Act, and, during those periods that the Company has issued equity securities required to be registered under Section 12 of the Exchange Act, the Board shall consider the advisability of whether each such appointee shall separately qualify as an “outside director,” within the meaning of Code Section 162(m). Each member of the Committee shall serve at the discretion of the Board and the Board may from time to time remove members or add members to the Committee. Vacancies on the Committee shall be filled by the Board. If the Board chooses not to or fails to select the committee as provided above, the Board shall serve as the Committee.

2.2 The Committee shall select one of its members as Chairman and shall hold meetings at the times and in the places as it may deem advisable. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

2.3 Powers of Committee. Except as limited by applicable law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions of the Plan, the Committee shall have full power to select persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Articles 4 and 5) amend the terms and conditions of any outstanding Award. Further, the Committee shall make all other determinations and interpretations which may be necessary or advisable for the administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Persons and Participants (whether or not such individuals are similarly situated). As permitted by law, the Committee may delegate, from time to time, its authority with respect to the Plan, administration of the Plan and the making of Awards, to one or more persons, including the authority described above.

2.4 Action. If a member of the Committee is a Participant, he or she shall not participate in any decision which solely affects his or her own Awards under the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and regulations of the Board shall be final, conclusive and binding on all persons, including the Company, Related Companies, and their affiliates and shareholders; and Eligible Persons, Participants, and their estates and beneficiaries.

2.5 Compensation, Indemnity and Liability. The Committee shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the

Committee shall be paid by the Company. No member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part, except his or her own gross negligence or willful misconduct. The Company shall indemnify and hold harmless the Committee and each member of the Committee, if any, against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his or her membership on the Committee, excepting only expenses and liabilities arising out of his or her own gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

2.6 Information to be Furnished to Committee. The Company and its affiliates shall furnish the Committee with such data and information as may be required for it to discharge its duties hereunder. The records of the Company and its affiliates as to an Eligible Person or Participant’s employment or performance of services, Termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Participants and other persons entitled to benefits under the Plan must, as a condition to the receipt or settlement of any Award, furnish the Committee such evidence, data or information as the Committee determines is necessary to carry out the terms of the Plan.

ARTICLE 3

STOCK OPTIONS

3.1 Options. The grant of an option (an “Option”) entitles the Participant to purchase the number of shares of Stock designated in the applicable Award Agreement at an Exercise Price established by the Committee. At the time the Option is granted, the Committee shall determine whether the Option is to be an Incentive Stock Option or Non-Qualified Stock Option, and clearly identify this status in the applicable Award Agreement. An “Incentive Stock Option” or “ISO” is an Option that is intended to qualify as, and that satisfies the requirements applicable to, an “incentive stock option” described in Code Section 422(b). A “Non-Qualified Stock Option” or “NSO” is an Option that is not intended to be, or does not qualify as, an “incentive stock option” as that term is described in Code Section 422(b).

3.2 Special Requirements for ISOs. Incentive Stock Options may only be granted to an Eligible Person who is an employee of the Company or a Related Company. To the extent that the aggregate Fair Market Value (determined at time of grant) of the shares of Stock subject to ISOs granted to a Participant under the Plan and under any other stock option plan adopted by the Company or a Related Company that first become exercisable in any calendar year exceeds $100,000, such options in excess of $100,000 shall be treated as Non-Qualified Stock Options, regardless of any contrary provision in the Plan or Award Agreement.

3.3 Exercise Price. Subject to adjustment as provided in the Plan, the “Exercise Price” of each Option shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted, and shall be set forth in the applicable Award Agreement. Notwithstanding any provision to the contrary in this Plan or any

Award Agreement, the Exercise Price shall never be less than 100% (or, in the case of an ISO granted to a Ten Percent Shareholder, 110%) of the Fair Market Value of a share of Stock as of the date on which the Option is granted.

3.4 Vesting and Exercise.

(a) An Option shall vest and become exercisable in accordance with such terms and conditions and during such periods as specified in the applicable Award Agreement, with the Option vesting in full as of Termination of Service due to the death or Disability of the Participant (“Minimum Vesting”). Any vesting provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options granted under the Plan, and may reflect distinctions based on the reasons for Termination of Service.

(b) Upon a Participant’s Termination of Service, the portion of the Option which has not vested and become exercisable pursuant to Section 3.4(a) above as of such termination date shall be forfeited and the shares returned to the Company and the vested portion of the Option shall remain exercisable for three (3) months following a Termination of Service due to reasons other than death or Disability or for one (1) year following a Termination of Service due to death or Disability. For purposes of this Section, Termination of Service shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option in a transaction to which Code Section 424(a) is applicable.

(c) Except as provided herein, the Committee may not accelerate the vesting and/or exercise provisions with respect to any Option at any time.

(d) Notwithstanding any contrary provision in the Plan or the applicable Award Agreement, in no event shall the exercise period of an ISO extend beyond the deadlines set forth in Subsection 3.4(b) above or expire more than ten (10) (or, in the case of a Ten Percent Shareholder, five (5)) years after the date such ISO is granted.

3.5 Payment of Option Exercise Price. The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in the applicable Award Agreement, payment may be made as soon as practicable after the exercise). The payment of the Exercise Price shall be made in cash or in any other form or manner authorized by the Committee from time to time and to the extent allowed under applicable law.

3.6 Settlement of Award. Shares of Stock shall be distributed to the Participant at the time that the Option becomes exercisable and full payment of the Exercise Price has been received by the Company in the manner provided in Section 3.5. Any shares distributed under the Plan shall be subject to such conditions, restrictions and contingencies as the Committee may establish in accordance with applicable law. At the time any Incentive Stock Option is exercised, the Committee shall be entitled to place a legend on the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as shares of Stock purchased upon exercise of an Incentive Stock Option.

ARTICLE 4

OPERATION AND ADMINISTRATION

4.1 Effective Date. The Plan shall be effective as of November 8, 2006 (the “Effective Date”); provided, however, that, to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company; and provided further that no Option issued under the Plan shall constitute an ISO unless the Plan is approved by the shareholders of the Company within twelve (12) months of the adoption of the Plan by the Board and no Options may be exercised prior to such shareholder approval if such Option is intended to be an ISO. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten (10) years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders.

4.2 Shares Subject to Plan. The maximum number of shares issuable under the Plan shall be as set forth below:

(a) Subject to adjustment as set forth in this Section 4.2, the maximum number shares of Stock available for issuance under the Plan as of the Effective Date shall be 120,000 shares of Stock. The Stock issuable under the Plan shall be shares of authorized but unissued or reacquired Stock, including shares repurchased by the Company as treasury shares. Any fractional shares of Stock shall be forfeited and shall not be issued under the Plan.

(b) Any shares of Stock granted under the Plan that are forfeited or cancelled because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan.

(c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares) without the Company’s receipt of consideration, the Committee may make such adjustments to Awards as it deems necessary to facilitate the transaction or to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of securities which may be delivered under the Plan, but only if and to the extent that such adjustment may be effected without requiring shareholder approval of the Plan, as so adjusted, in order for Options issued after the adjustment to be eligible for qualification as incentive stock options under Code Section 422; (ii) the number and kind of securities subject to outstanding Awards; (iii) the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable, including, without limitation, substitution of the securities of any other person for the securities of the Company. The conversion of any convertible securities of the Company shall not be treated as a transaction “without the Company’s receipt of consideration.” Any adjustments made by the Committee pursuant to this Section 4.2(c) must comply with the requirements of Code Section 409A and Code Section 424, to the extent applicable.

(d) The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective affected Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time (including in anticipation of an event described in Subsection 4.2(c) whereby Awards are to be substituted, assumed, or replaced by a successor company), upon twenty (20) days prior written notice, buy from a Participant an Award previously granted with payment in cash, Stock or other consideration, based on such terms and conditions as the Committee and the Participant shall agree; provided, however, notwithstanding the foregoing, the Committee shall have the right and authority without Participant approval to buy from the Participant all unexercised Awards for the total Fair Market Value of such Awards, determined by multiplying the number of then vested and exercisable shares under the Option times the positive difference between the Fair Market Value of a share and the Exercise Price provided in the Award Agreement. In no event may the Committee take any of the actions described in this Subsection 4.2(d), unless such action complies with applicable law.

(e) Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or its affiliates, including the plans and arrangements of the Company or its affiliates acquiring another entity (or an interest in another entity), and any such use shall reduce on a share-for-share basis the number of shares available for issuance under the Plan.

4.3 Tax Withholding. The Company and/or its affiliates shall have the power and the right to deduct or withhold from amounts or property due hereunder or any other monies or property of the Participant held or payable by the Company or such affiliate, or require a Participant (or his or her estate or beneficiary) to remit to the Company or such affiliate, an amount sufficient to satisfy Federal, state, local, and any other applicable taxes (including any foreign taxes and the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

4.4 Payments and Payment Shares. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or any such combination thereof as the Committee shall determine. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

4.5 Legends. Each Award Agreement and each certificate representing Stock or other securities granted pursuant to the Plan (including securities issuable pursuant to the terms of derivative securities) may bear a restrictive legend as the Company deems necessary or advisable under applicable law, including federal and state securities laws.

4.6 Non-alienation of Benefits. Prior to becoming vested and exercisable, an Award shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of the Disability of the Participant, by the legal representative of the Participant). Any attempt to transfer or assign an Award in contravention of this Section shall be void. No Award shall, prior to receipt by the Participant and release of all restrictions or conditions thereon, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

4.7 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

4.8 Agreement With Company. At the time of an Award to a Participant, the Committee shall require a Participant to enter into an agreement with the Company (the “Award Agreement”) in a form specified by the Committee, agreeing to the terms and conditions of the Plan, the Award and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

4.9 Limitation of Implied Rights. A Participant shall have only a contractual right to the fully vested shares of Stock, if any, or amounts, if any, issuable or payable to such Participant under the Plan, unsecured by any assets of the Company or its affiliates. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its affiliates to terminate a Participant’s service at any time, nor confer upon a Participant any right to continue in the service of the Company or any of its affiliates. For purposes of the Plan, a transfer of a Participant’s employment or service relationship between the Company and its affiliates, or among such affiliates, shall not be deemed to be a Termination of Service. Upon such a transfer, the Committee may make such adjustment to outstanding Awards as it deems appropriate to reflect the changed reporting relationships. Participation by any person shall be determined by the Committee and no person shall otherwise have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

4.10 Financial Status of the Company. In the event the Company’s capital falls below the minimum requirements (as determined by its state or primary federal regulator) and the Company’s primary federal regulator so directs, any Options which remain unexercised shall be exercised or forfeited as directed by the primary federal regulator. In the event of the complete liquidation or dissolution of the Company, any Options which remain unexercised shall be deemed immediately and automatically canceled without any action on the part of the Company and without regard to or limitation by any other provision of the Plan.

4.11 Affiliate Obligations. Each affiliate of the Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that affiliate by the Participant. Any disputes relating to liability of an affiliate for cash payments shall be resolved by the Committee.

ARTICLE 5

AMENDMENT AND TERMINATION

The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act or any other applicable law shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon. In addition, the Committee shall have the authority to cancel outstanding awards and issue substitute awards in replacement thereof. Notwithstanding the above, except as provided in Section 4.10 above, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award or otherwise be contrary to the Company’s or any of its affiliates’ obligations under any employment or severance benefits agreement with the applicable Participant.

ARTICLE 6

RULES OF CONSTRUCTION AND MISCELLANEOUS

6.1 Rules of Construction. For all purposes of this Plan, except as otherwise expressly provided:

(a) all accounting terms not otherwise defined herein have the meanings ascribed thereto under U.S. generally accepted accounting principles,

(b) all references in this Plan to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Plan, with the exception of those references identifying Code sections,

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision,

(d) whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “without limitation,”

(e) a reference to any legislation or to any provision of any legislation shall include such legislation, as amended through the date hereof, and all subsequent amendments or modification thereto or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto, and

(f) any masculine term also shall include the feminine; the plural shall include the singular; and the singular shall include the plural.

6.2 Compliance with Laws. All Incentive Stock Options to be granted under the Plan are intended to comply with Code Section 422, and all provisions of the Plan and the applicable Award Agreement relating to an ISO shall be construed in such manner as to effectuate that intent. The Plan and all Awards granted hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto (including Code Section 409A). Any provision of the Plan or any Award Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of an Award and the Company shall not be obligated to pay any benefits to a Participant, if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Participant or the Company of any provision of any such law or regulation. Any reference herein to “as permitted by applicable law” and “compliance with the requirements of Code Section 409A” or words of similar import shall include the mandate that the terms of the Plan or any Award, or administration of the Plan or any Award, as the case may be, must be administered and interpreted in such a manner that no additional income tax is imposed on a Participant pursuant to Code Section 409A(1)(a). If additional guidance is issued under or modifications are made to Code Section 409A or any other law affecting the Awards issued hereunder, notwithstanding any contrary provision in Article 5, the Committee shall take such actions (including amending the Plan or any Award Agreement) as it deems necessary, in its sole discretion, to ensure continued compliance therewith.

6.3 Securities Law Compliance. With respect to an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act (an “Insider”), transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. To the extent that compensation to be received by an Insider for purposes of Code Section 162(m) as a result of vesting of any Award, when added to all other compensation subject to the $1 million limitation on deductibility of compensation (the “cap”) imposed by Code Section 162(m), would cause such Insider’s compensation to exceed the cap for that year, vesting on Options shall not occur to the extent, and instead any such portion of such Awards will not vest until such time that the Committee determines that the Company’s tax deduction (as limited by Code Section 162(m)) is preserved.

6.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

6.5 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing set forth herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board or the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or a payment in lieu of or with respect to Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

6.6 Governing Law. To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Georgia.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of this      day of             , 2006.

THOMASVILLE BANCSHARES, INC.

By:
Name:
Title: